SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant                     [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement        [ ] Confidential, for use of the
                                                Commission Only (as permitted by
                                                Rule 14a6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[X]      Soliciting Material pursuant to Rule 14a-12

                            Advance Financial Bancorp
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                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)     Title of each class of securities to which transaction applies:
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         (2)     Aggregate number of securities to which transaction applies:
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         (3)     Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11(c):
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         (4)     Proposed maximum aggregate value of transaction:

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         (5)     Total fee paid:
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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount previously paid:
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         (2)     Form, Schedule or Registration Statement No.:
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         (3)     Filing Party:
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         (4)     Date Filed:
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



April 18, 2001                               Advance Financial Bancorp
                                             Stephen M. Gagliardi
                                             (304) 737-3531


                                             Ohio State Financial Services, Inc.
                                             Jon Letzkus
                                             (740) 635-0764



                          ADVANCE FINANCIAL BANCORP AND
               OHIO STATE FINANCIAL SERVICES, INC. ANNOUNCE MERGER


         April 18, 2001: Advance Financial Bancorp (NASDAQ Small Cap Market -- "AFBC"), Wellsburg, West Virginia and Ohio State Financial Services, Inc. ("OTC BB -- "OSFS"), Bridgeport, Ohio announced the signing on April 18, 2001 of an Agreement and Plan of Merger, whereby Advance Financial Bancorp ("Advance Financial") will acquire all of the outstanding common stock of Ohio State Financial Services, Inc. ("OSFS") for $16.00 per share in cash. This represents an aggregate acquisition price of approximately $8 million. The merger is subject to approval by the stockholders of OSFS and receipt of regulatory approvals. Advance Financial is a holding company that owns all of the stock of Advance Financial Savings Bank ("Advance Bank"), and OSFS is a holding company that owns all of the stock of Bridgeport Savings and Loan Association ("Bridgeport S&LA"). Pursuant to the Agreement, Bridgeport S&LA will merge with and into Advance Bank.

         Advance Financial Savings Bank, the subsidiary of Advance Financial Bancorp, is a federally-chartered FDIC-insured savings bank founded in 1935. Advance Financial Savings Bank operates from its main office in Wellsburg, West Virginia and from two full-service branch offices in Follansbee, West Virginia and Wintersville, Ohio. Bridgeport Savings and Loan Association, the subsidiary of Ohio State Financial Services, Inc., is an Ohio-chartered FDIC-insured savings and loan association. Bridgeport operates from its main office located in Bridgeport, Ohio and from one full-service branch office located in Shadyside, Ohio. Stephen M. Gagliardi, President and Chief Executive Officer of Advance Financial, stated, "We are pleased to announce the acquisition of OSFS. This will be a positive addition to the Company. Merging Bridgeport Savings into Advance will permit us to offer our full line of financial services to Bridgeport Savings customers and the residents and businesses in their communities. We expect the acquisition to enhance the value of the Company." Jon Letzkus, President and Chief Executive Officer of OSFS said, "We are delighted to become part of Advance Financial Savings Bank, a local community-oriented financial institution. We believe the transaction is in the best interests of our stockholders, customers and employees. We believe this merger will provide long-term benefits for our customers." At December 31, 2000, Advance had total assets and stockholders' equity of $161.8 million and $15.8 million, respectively, and OSFS had total assets and stockholders' equity of $33.1 million and $8.1 million, respectively.

         OSFS will be filing a proxy statement and other relevant documents concerning the merger with the Securities and Exchange Commission ("SEC"). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by OSFS will be available free of charge from its Corporate Secretary at 435 Main Street, Bridgeport, Ohio, 43912, telephone (740) 635-0764. Documents filed with the SEC by Advance Financial will be available free of charge from the Corporate Secretary of Advance Financial at 1015 Commerce Street, Wellsburg, WV 26070, telephone (304) 737-3531. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

         OSFS and its directors and officers may be deemed to be participants in the solicitation of proxies in connection with the upcoming special meeting of stockholders. INFORMATION ABOUT THE PARTICIPANTS MAY BE OBTAINED THROUGH THE SEC'S WEBSITE FROM THE DEFINITIVE PROXY MATERIALS FILED BY OSFS WITH THE SEC ON MARCH 13, 2001.

         Statements contained in this news release which are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forwarding-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Advance Financial and OSFS with the Securities and Exchange Commission from time to time. Advance Financial and OSFS do not undertake, and specifically disclaim, any obligation to publicly release results of any revisions that may be made to any forward-looking statements.